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                                   EX-99.B10.

               Consent of Ernst & Young LLP, Independent Auditors

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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 6, 1998, with respect to the consolidated financial statements of First Variable Life Insurance
Company and January 30, 1998, with respect to the financial statements of First Variable Life Insurance Company-First Variable Annuity Fund E, in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 No. 33-86738) and related Prospectus of First Variable Life Insurance Company.

                                                        s/Ernst & Young LLP
                                                        ERNST & YOUNG LLP

Boston, Massachusetts
April 27, 1998

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